SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2018

Vilacto Bio Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55023	46-3883208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fabriksvej 48 4700 Naestved, Denmark
(Address of principal executive offices)

Registrant’s telephone number, including area code: +16468937895

____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Auctus Fund, LLC

On February 26, 2018, we entered into a Securities Purchase Agreement (the “Auctus SPA”), under which we agreed to sell a 12% convertible promissory note in an aggregate principal amount of $167,750.00 (the “Auctus Note”) to Auctus Fund, LLC (“Auctus”). The Auctus Note will bear interest at a rate of 12% per annum and will mature on November 26, 2018. The net proceeds of the sale of the Auctus Note, after deducting the expenses payable by us, are expected to be $150,000.

At any time after the 180th calendar day after the issue date of the Auctus Note, Auctus has the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Auctus Note into shares of our common stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) the lowest trading price of our common stock during the twenty-five-day trading period prior to the issue date of the Auctus Note and (ii) 50% of the lowest trading price of our common stock during the twenty-five-day trading period prior to the conversion. The Conversion Price is subject to further reduction upon certain events specified in the Auctus Note.

We have the right to prepay the Auctus Note at any time until the 180th calendar day after the issue date of the Auctus Note, in an amount equal to 150% (or 135% if we prepay the Auctus Note on or before the date that is 90 days after the issue date of the Auctus Note) of the outstanding balance of the Auctus Note (including principal and accrued and unpaid interest). We may not prepay the Auctus Note after the 180th calendar day after the issue date of the Auctus Note. We will be subject to a liquidated damages charge of 25% of the outstanding principal amount of the Auctus Note if we effect certain exchange transactions in accordance with, based upon or related or pursuant to Section 3(a)(10) of the Securities Act. In addition, the Auctus Note grants Auctus the right to update the terms of the Auctus SPA and the Auctus Note to incorporate the terms of any future transaction document related to a security issuance by us to a third party that are more favorable to the third party than the terms of the Auctus SPA and the Auctus Note.

Any amounts due and payable to Auctus under the terms of the Auctus Note, including any payment on an event of default, default interest, or agreed upon liquidated damages may, at the Auctus's option, be converted into shares of our common stock at the Conversion Price.

Pursuant to a Registration Rights Agreement, we are required to register 30,000,000 shares into which the Auctus Note is converted.

The foregoing description of the Auctus SPA, the Auctus Note, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA, the Note, and the Registration Rights Agreement which are included in this Current Report as Exhibits 10.1, 4.1 and 10.2, respectively, and are incorporated herein by reference.

EMA Financial, LLC

On February 23, 2018 we entered into a Securities Purchase Agreement (“EMA SPA”) with EMA Financial, LLC, a Delaware limited liability company (“EMA”), pursuant to which we issued and sold to EMA a convertible promissory note, dated February 23, 2018 in the principal amount of $125,000 (the “EMA Note”). In connection with the foregoing, we also entered into a Registration Rights Agreement with the Purchaser dated February 23, 2018 (the “Registration Rights Agreement”).

The EMA Note, which is due February 23, 2019, bears interest at the rate of 10% per annum. All principal and accrued interest on the EMA Note is convertible into shares of our common stock at the election of EMA at any time at a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the EMA Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion.

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We have the right to prepay the EMA Note within 90 days of the closing date at a premium of 135% of all amounts owed to EMA and at a premium of 150% if prepaid more than 90 but less than 180 days following the closing date. We have no right to prepay the EMA Note more than 180 days after the closing date.

The EMA Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. Pursuant to the Registration Rights Agreement, we are required to register the shares into which the EMA Note is converted. We must file the registration statement within 10 days of the closing date.

The foregoing description of the EMA SPA, the EMA Note, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA, the Note, and the Registration Rights Agreement which are included in this Current Report as Exhibits 10.3, 4.2 and 10.4, respectively, and are incorporated herein by reference.

If the above notes are converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the notes. There can be no assurance that there will be any funds available to pay of the notes, or if available, on terms that will be acceptable to us or our shareholders. If we fail to obtain such additional financing on a timely basis, the lenders may convert the notes and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Auctus and EMA are accredited investors, Auctus and EMA acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Auctus Note
4.2	EMA Note
10.1	Auctus SPA
10.2	Auctus Registration Rights Agreement
10.3	EMA SPA
10.4	EMA Registration Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vilacto Bio, Inc.

/s/ Gert Andersen

Gert Andersen

Chief Executive Officer

Date: March 12, 2018

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